UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 17, 2012
BOISE CASCADE HOLDINGS, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-122770 (Commission File Number)	20-1478587 (IRS Employer Identification No.)
1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 17, 2012, Boise Cascade, L.L.C., a Delaware limited liability company (the “Company”), and Boise Cascade Finance Corporation, a Delaware corporation (the “Boise Cascade Finance” and, together with the Company, the “Issuers”), each a subsidiary of Boise Cascade Holdings, L.L.C. (“BC Holdings”), entered into a purchase agreement (the “Purchase Agreement”) among the Issuers, the guarantors named therein (the “Guarantors”) and the several initial purchasers named on Schedule A thereto (the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Issuers have agreed to sell to the Initial Purchasers, and the Initial Purchasers have agreed to purchase from the Issuers, $250,000,000 in aggregate principal amount of 6 3/8% Senior Notes due 2020 (the “Notes”). The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities.
The Notes will be guaranteed by each of the Company's existing and future direct or indirect domestic subsidiaries that is a guarantor or co-borrower under its senior secured revolving credit facility (the “Revolving Credit Facility”), other than Boise Cascade Finance. The Notes will also be guaranteed by BC Holdings until such time, if ever, as the Company's common stock is listed on any national securities exchange.
The notes were priced at 100% of par. The sale of the Notes is expected to close on October 22, 2012, subject to the satisfaction of certain closing conditions. The Company intends to use the net proceeds from the offering to (i) to fund redemption of all outstanding 7.125% senior subordinated notes due 2014 of the Issuers, including all accrued and unpaid interest thereon, (ii) to pay the fees and expenses incurred in connection therewith and (iii) for general corporate purposes. The Issuers have agreed to exchange the Notes for a new issue of substantially identical registered notes under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the terms of a registration rights agreement to be entered into by the Issuers, the Guarantors and the representative of the Initial Purchasers, in connection with the closing of the sale of the Notes.
The Notes and the related guarantees will be offered only to “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act.  The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.
Neither this filing nor the description of the offering contained herein constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes and related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The information contained herein regarding the offering is being provided pursuant to and in accordance with Rule 135c under the Securities Act.
FORWARD-LOOKING STATEMENTS
This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. Forward-looking statements include information concerning the proposed offering, including the proposed use of proceeds from the offering. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this filing, you should understand that these statements are not guarantees of performance or results, including the consummation of the offering. Many factors could affect our actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements. Please refer to our filings with the SEC for a discussion of other factors that may affect future performance or results.
In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this document might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: October 17, 2012